BODDIE-NOELL PROPERTIES, INC.
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EXHIBIT 21:  SUBSIDIARIES OF THE REGISTRANT
YEAR ENDED DECEMBER 31, 1997



Subsidiary of Boddie-Noell Properties, Inc.:

     Subsidiary name:                Boddie-Noell Properties Limited Partnership
     State of organization:          Delaware
     Business name:                  Boddie-Noell Properties Limited Partnership

Subsidiaries of Boddie-Noell Properties Limited Partnership:

     Subsidiary name:                BNP Realty, LLC
     State of organization:          North Carolina
     Business name:                  BNP Realty, LLC

     Subsidiary name:                BNP/Chrysson Phase I, LLC
     State of organization:          North Carolina
     Business name:                  BNP/Chrysson Phase I, LLC

Subsidiary of BNP Realty, LLC:

     Subsidiary name:                BNP Management, Inc.
     State of organization:          North Carolina
     Business name:                  BNP Management, Inc.



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